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                                                                   Exhibit 10.1

                                 AMENDMENT NO. 1

         AMENDMENT NO. 1, dated as of April 28, 2000, between MCM CAPITAL GROUP, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); and ING (U.S.) CAPITAL LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware ("ING").

         The Company and ING are parties to a Note Purchase Agreement dated as of January 12, 2000 (as heretofore modified and supplemented and in effect on the date hereof, the "Purchase Agreement"), providing, subject to the terms and conditions thereof, for the purchase by ING of $10,000,000 principal amount of 12.0% Series No. 1 Senior Notes due January 15, 2007. The Company and ING wish to amend the Purchase Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:


         Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Purchase Agreement are used herein as defined therein.


         Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Purchase Agreement shall be amended as follows:

                  2.01. Section 1.1 of the Purchase Agreement shall each be amended by adding the following new definitions and inserting the same in the appropriate alphabetical locations:

                           "EMC Bond Liens" shall mean Liens securing
                  obligations of the Company and/or Midland to EMC Insurance Companies in respect of collection agency bonds (but only so long as such obligations do not constitute Indebtedness).

                           "Vision Leasing Sale Lease-back" shall mean a sale
                  lease-back transaction between the Company (or Midland), as lessee, and Vision Leasing, L.L.C., as lessor, relating to computer equipment acquired by the Company (or Midland) in January 2000 for an original purchase price equal to $607,000.

                  2.02. Clause (c) of the definition of "Permitted Liens" in
         Section 1.1 of the Purchase Agreement shall be amended by adding the following at the end thereof (immediately prior to the semi-colon):

                  ", including (without limitation) EMC Bond Liens;"

                  2.03. Section 6.2.2(g) of the Purchase Agreement (Indebtedness) shall be amended by adding at the end thereof (immediately prior to the semi-colon):

                  ", and (iii) arising under the Vision Leasing Sale Lease-back;"

                  2.04. Section 6.2.12 of the Purchase Agreement (Asset Dispositions, Etc.) shall be amended by replacing the period at the end thereof with "; or" and by adding the following new clause (d):

                           "(d) such sale is the sale contemplated by the Vision
                   Leasing Sale Lease-back."

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         Section 4. Representations and Warranties. The Company represents and warrants to ING that (a) the representations and warranties set forth in Article V of the Purchase Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Article V to "this Agreement" included reference to this Amendment No. 1, and (b) as of the date hereof, and after giving effect to this Amendment No. 1, no Default shall be continuing.


         Section 5. Conditions Precedent. As provided in Section 2 above, the amendments to the Purchase Agreement set forth in said Section 2 shall become effective, as of the date hereof, upon the execution and delivery of this Amendment No. 1 by the Company and by ING.


         Section 6. Miscellaneous. Except as herein provided, the Purchase Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

                                       MCM CAPITAL GROUP, INC.


                                       By /s/ R. Brooks Sherman
                                          R. Brooks Sherman
                                          Treasurer


                                       ING (U.S.) CAPITAL LLC


                                       By /s/ Robert L. Fellows
                                          Robert L. Fellows
                                          Director